Exhibit 10.36
FORM OF
OMNIBUS FIRST AMENDMENT TO DARDEN RESTAURANTS, INC. 2015 OMNIBUS INCENTIVE PLAN AWARD AGREEMENTS

This Omnibus First Amendment (“Amendment"), dated as of [___________], amends certain terms and conditions of those certain stock incentive plan award agreements governing the terms of incentive awards, by and between Darden Restaurants, Inc., a Florida corporation (the “Company”), and certain persons notified by the Company and identified in the Company’s records as the recipients of Nonqualified Stock Option grants, Awards of Restricted Stock Units, and Awards of performance-based Restricted Stock Units, as applicable, during the Company’s fiscal year 2025 (each an “Employee”), granted under the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) or the Amended and Restated Darden Restaurants, Inc. 2015 Omnibus Incentive Plan (the “A&R Plan” and together with the 2015 Plan, the “Plan”), as applicable. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan and in the specified award agreement.
RECITALS
WHEREAS, the Compensation Committee is empowered pursuant to Section 3.1.1(f) of the Plan to amend, without Grantee consent, the terms of any award previously granted under the applicable Plan if such amendment does not impair the Grantee’s rights under the existing terms of the award and does not otherwise violate any provision of the applicable Plan; and
WHEREAS, the Compensation Committee has approved an amendment to each outstanding Restricted Stock Unit, Performance Stock Unit, and Nonqualified Stock Option award agreement, between the Company and those Employees of the Company holding the title of Vice President and above as of the applicable Grant Date, granted under the Plan in Fiscal Year 2025 to modify certain retirement notice requirements and certain officer title references set forth therein.
NOW THEREFORE, the following terms and conditions apply:
AMENDMENT
A.Agreements Amended

1.The following award agreements are hereby amended as set forth in Section B of this Amendment:

(a)FY 2025 Restricted Stock Unit Award Agreement, dated as of the applicable Grant Date, by and between the Company and [Employee] (collectively, the “RSU Award Agreements”); FY 2025 Nonqualified Stock Option Award

Exhibit 10.36
Agreement, dated as of the applicable Grant Date, by and between the Company and [Employee] (collectively, the “NQ Stock Option Award Agreements”); and FY 2025 Performance Stock Unit Award Agreement, dated as of the applicable Grant Date, by and between the Company and [Employee] (collectively, the “PSU Award Agreements” and together with the RSU Award Agreements and the NQ Stock Option Award Agreements, the “Award Agreements”).

B.Amendment to Award Agreements

1. Each of the RSU Award Agreements and the PSU Award Agreements is hereby amended by deleting Section 4(h) in its entirety and inserting in its place Section 4(h) as follows:
For purposes of this Agreement, “Retire” means that you voluntarily terminate your employment with the Company and its Affiliates after having attained a combination of age and years of service that meets the requirements of either Section 4(c) or Section 4(d) above and, prior to such employment termination, you have: (i) given the Company’s Chief People Officer (“CPO”) or your immediate supervisor at least three months’ prior written notice (or such shorter period of time approved in writing by the CPO or your immediate supervisor) of your intended retirement date and (ii) completed transition duties and responsibilities as determined by the CPO and/or your immediate supervisor during the notice period in a satisfactory manner, as reasonably determined by either of them. Notwithstanding the foregoing, you shall be deemed to Retire for purposes of this Section if your employment is involuntarily terminated by the Company without Cause after having met one of the age and service requirements set forth above, provided that you have timely completed transition duties and responsibilities as determined by the CPO and/or your immediate supervisor, if any, in a satisfactory manner, as reasonably determined by either of them.
2. The Nonqualified Stock Option Award Agreement is hereby amended by deleting Section 4(c) in its entirety and inserting in its place Section 4(c) as follows:
For purposes of this Agreement, “Retire” means that you voluntarily terminate your employment with the Company and its Affiliates after having attained a combination of age and years of service that meets the requirements of either Section 4(a)iii or Section 4(a)(iv) above and, prior to such employment termination, you have: (i) given the Company’s Chief People Officer (“CPO”) or your immediate supervisor at least three months’ prior written notice (or such shorter period of time approved in writing by

Exhibit 10.36
the CPO or your immediate supervisor) of your intended retirement date and (ii) completed transition duties and responsibilities as determined by the CPO and/or your immediate supervisor during the notice period in a satisfactory manner, as reasonably determined by either of them. Notwithstanding the foregoing, you shall be deemed to Retire for purposes of this Section if your employment is involuntarily terminated by the Company without Cause after having met one of the age and service requirements set forth above, provided that you have timely completed transition duties and responsibilities as determined by the CPO and/or your immediate supervisor, if any, in a satisfactory manner, as reasonably determined by either of them.
C.Miscellaneous.

1.Continuing Effect. Except as specifically provided herein, the Award Agreements amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the Award Agreements except as specifically set forth herein.

3.Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida.

Note: The foregoing Exhibit 10.36 to this Form 10-K for the year ended May 25, 2025 is a Form of Amendment to certain award agreements governing the terms of long-term incentive awards issued under the Registrant’s 2015 Omnibus Incentive Plan and Amended & Restated 2015 Omnibus Incentive Plan. The award agreements identified in Section A of the Form of Amendment constitute the agreements governing the terms of incentive awards granted to certain employees in Registrant’s fiscal year 2025. Amendments identical in substance to the foregoing Form of Amendment will be executed and made to all such agreements that govern the terms of previously granted awards set forth in Section A.